UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

JUNIPER INDUSTRIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39129	84-2818047
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14 Fairmount Avenue Chatham, New Jersey	07928
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 507-0359

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	JIH.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	JIH	The New York Stock Exchange
Redeemable Warrants	JIH WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously disclosed, on December 21, 2020, Juniper Industrial Holdings, Inc., a Delaware corporation (“Juniper”), entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among Juniper, Janus Parent, Inc., a Delaware corporation (“Janus Parent”), JIH Merger Sub, Inc., Jade Blocker Merger Sub 1, Inc., Jade Blocker Merger Sub 2, Inc., Jade Blocker Merger Sub 3, Inc., Jade Blocker Merger Sub 4, Inc., Jade Blocker Merger Sub 5, Inc., Clearlake Capital Partners IV (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners IV (Offshore) (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (USTE) (AIV-Jupiter) Blocker, Inc., Clearlake Capital Partners V (Offshore) (AIV-Jupiter) Blocker, Inc,, Janus Midco, LLC, Jupiter Management Holdings, LLC, Jupiter Intermediate Holdco, LLC, J.B.I., LLC and Cascade GP, LLC, which provides, among other things, for the transactions contemplated by the Business Combination Agreement, culminating in the business combination (the “Business Combination”) between Juniper and Janus International Group, LLC, a Delaware limited liability company (“Janus International”), an affiliate of Janus Parent.

On March 2, 2021 and March 24, 2021, respectively, Juniper received three demand letters (the “Initial Demand Letters”) from purported shareholders of Juniper claiming certain allegedly material omissions in the registration statement on Form S-4 (No. 333-252859) (the “Registration Statement”), which Janus Parent originally filed on February 8, 2021 and which contained a preliminary prospectus of Janus Parent and a preliminary proxy statement for a special meeting of the Juniper’s stockholders. The Securities and Exchange Commission (the “SEC”) declared the Registration Statement, containing Janus Parent’s definitive prospectus and Juniper’s definitive proxy statement (the “definitive proxy statement/prospectus” or the “Proxy Statement”), effective on May 7, 2021, and Juniper commenced mailing the Proxy Statement on or about May 10, 2021. On May 27, 2021, Juniper received another demand letter (collectively with the Initial Demand Letters, the “Demand Letters”) from a purported shareholder of Juniper claiming certain allegedly material omissions in the Proxy Statement.

While Juniper believes that the disclosures set forth in the Proxy Statement comply fully with applicable law, in order to resolve the purported shareholders’ claims in the Demand Letters so as to avoid nuisance, cost and distraction, and in an effort to preclude any efforts to delay the closing of the Business Combination, Juniper has determined to voluntarily supplement the Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Juniper specifically denies all allegations in the Demand Letters that any additional disclosure was or is required. Juniper believes the Demand Letters are without merit.

The Supplemental Disclosures will not affect the merger consideration that will be paid to Juniper’s stockholders in connection with the Business Combination or the timing of Juniper’s virtual special meeting of stockholders scheduled to be held online via live webcast on June 3, 2021 at 1:00 p.m., Eastern Time, at https://www.cstproxy.com/juniperindustrial/2021 (the “Special Meeting”). The board of directors continues to recommend that you vote “FOR” the proposals being considered at the Special Meeting.

Supplemental Disclosures to Proxy Statement

The following information should be read in conjunction with the Proxy Statement. All page references in the information below are to pages in the Proxy Statement, and capitalized terms used in this Current Report on Form 8-K shall have the meanings set forth in the Proxy Statement, unless otherwise defined herein.

The following disclosure shows the addition to the disclosure in the paragraph describing the events that took place on October 27, 2020 on page 98 of the Proxy Statement under the heading “Background of the Business Combination.”

On October 27, 2020, Juniper submitted an initial letter of intent and term sheet describing its interest in pursuing a potential business combination with Janus. The term sheet set out certain of the key details and metrics relating to the proposed transaction, including a pre-Transaction total enterprise value of the Company equal to $2.10 billion. The transaction valuation assumed normalized net working capital consistent with historical amounts and a cash and customary debt free transaction, and was based on, but not limited to, 2021 projected sales and EBITDA for Janus of $630 million and $155 million, respectively. After exchanging comments and negotiating the letter of intent, Janus and Juniper entered into a letter of intent on October 29, 2020 describing the basic terms of the proposed combination and including a mutual exclusivity period extending through December 7,

2020. The aggregate consideration contemplated by the term sheet included the following: (a) an amount of cash equal to $645 million, which shall be payable at closing as follows: (i) $540 million payable to the Company’s current equityholders; (ii) $45 million, which shall be used to paydown outstanding indebtedness of the Company, and (iii) $60 million, which shall be used to repay certain estimated transaction fees and expenses of JIH, and (b) the issuance by JIH to the Company’s existing shareholders of a number of shares of new common stock with an aggregate value equal to $946 million, which stock consideration expected to represent approximately 56.4% of the post-Transaction combined company’s capital stock on a fully diluted basis (assuming no adjustment resulting from redemption, warrant buyback, net working capital, or as otherwise set forth herein). The term sheet also noted that the sources of cash consideration were expected to be made up of (i) $345 million of cash available to JIH from the trust account and (ii) $300 million of anticipated proceeds from the PIPE Financing. In preparing the term sheet and the valuation set fort therein, the Board and management conducted due diligence on Janus and researched the industry in which Janus operates and reviewed, among other things, financial due diligence materials prepared by professional advisors. Juniper ultimately decided to pursue a business combination with Janus because it determined that Janus was a compelling opportunity given its leading position in an attractive market, strong financial profile, distinguished technology portfolio and has a strong management team with a proven track record.

The following disclosure shows the addition to the disclosure in the paragraph describing the events that took place on November 17, 2020 on page 98 of the Proxy Statement under the heading “Background of the Business Combination.”

On November 17, 2020, Juniper formally engaged UBS to serve as placement agent for the PIPE Investment and on November 18, 2020, Juniper formally engaged Morgan Stanley serve as placement agent for the PIPE Investment. UBS and certain of its affiliates had previously served as the underwriter in connection with Juniper’s IPO and as administrative agent and/or collateral agent in connection with Janus’s First Lien Credit Facility and First Lien Term Loan.

The following disclosure shows the addition to the disclosure on page 100 of the Proxy Statement as the last paragraph under the heading “Background of the Business Combination.”

The parties and their respective representatives began evaluating potential candidates to be appointed as directors of the Combined Company following the Business Combination in November 2020. The parties and their representatives assessed candidates for the board of directors, including the audit committee, based on the rules and guidelines promulgated by the SEC and NYSE regarding independence and diversity, and candidates were also evaluated based on relevant industry and public company director or officer experience. The independent director candidates were contacted after the announcement of the Business Combination on December 22, 2021, and were interviewed over the course of January 2021 and February 2021. Brian Cook, David Curtis, David Doll, Jose Feliciano, Roger Fradin, Xavier Gutierrez, Ramey Jackson, Colin Leonard and Thomas Szlosek were selected as members of the Combined Company’s board of directors, and Messrs. Cook, Doll, Feliciano, Fradin, Gutierrez, Leonard and Szlosek constitute “independent directors” under the rules and guidelines promulgated by the SEC and the NYSE.

The following disclosure is added on page 104 as a new section to the Proxy Statement after “Reasons for Approval of the Business Combination” and before the heading “Satisfaction of the 80% Test.”

Peer Companies

The Board compared Janus to the following publicly traded industrial companies selected as peers based on their respective business models, certain selected financial data, the end users of the companies and/or the location of their operations:

•	Allegion plc (NYSE: ALLE);

•	A.O. Smith Corporation (NYSE: AOS);

•	Armstrong World Industries, Inc. (NYSE: AWI);

•	Assa Abloy AB (Nasdaq Stockholm: ASSA-B.ST);

•	Donaldson Company, Inc. (NYSE: DCI);

•	Fortune Brands Home & Security, Inc. (NYSE: FBHS);

•	Graco Inc. (NYSE: GGG);

•	IDEX Corporation (NYSE: IEX);

•	James Hardie Industries plc (NYSE: JHX);

•	Kingspan Group plc (KSP.I);

•	Lindsay Corporation (NYSE: LNN);

•	Nordson Corporation (NASDAQ: NDSN);

•	Simpson Manufacturing Co., Inc. (NYSE: SSD);

•	The AZEK Company Inc. (NYSE: AZEK); and

•	Trex Company, Inc. (NYSE: TREX).

The following disclosure shows the addition to the disclosure on page 105 of the Proxy Statement in the third paragraph under the heading “Certain Projected Financial Information.”

The financial projections reflect numerous estimates and assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Janus’ business, all of which are difficult to predict and many of which are beyond Janus’ and the Company’s control. Janus’s management prepared the financial projections based on, among other things, assumptions concerning certain key growth drivers over the time period addressed in the financial projections including (i) continued growth and geographic expansion associated with the NOKE Acquisition, the BETCO Acquisition and other recent acquisitions, (ii) increased institutional investment in the markets for new construction and R3 of self-storage and in infrastructure and equipment to support the rolling steel door product line and (iii) accelerated growth of R3 of self-storage facilities. See “Business of Janus—Our Acquisition Strategy” and “Janus’ Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Overview” for more information. The financial projections are forward looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond Janus’ and the Company’s control. The various risks and uncertainties include those set forth in the “Risk Factors,” “Janus’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements” sections of this proxy statement, respectively. As a result, there can be no assurance that the financial projections described below will be realized or that actual results will not be significantly higher or lower than projected. Since the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

IMPORTANT INFORMATION AND WHERE TO FIND IT

This communication is being made in connection with the proposed Business Combination involving Juniper and Janus International under a new holding company, Janus Parent. In connection with the proposed transactions, Janus Parent has filed with the SEC the Registration Statement containing the definitive proxy statement/prospectus. This announcement does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. Juniper’s shareholders and other interested persons are advised to read the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about Juniper, Janus International, Janus Parent and the Business Combination. Janus Parent has mailed the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination to shareholders of Juniper as of May 4, 2021 for voting on the proposed Business Combination. Shareholders are also able to obtain copies of the definitive proxy statement/prospectus and other documents filed with the SEC, without charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Juniper and Janus Parent may be obtained free of charge from Juniper at www.juniperindustrial.com/investors. Alternatively, these documents can be obtained free of charge by directing a request to: Juniper Industrial Holdings, Inc., 14 Fairmount Avenue, Chatham, New Jersey 07928.

PARTICIPANTS IN THE SOLICITATION

Juniper, Janus Parent and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from Juniper’s shareholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in Juniper is contained in Juniper’s annual report on Form 10-K for the fiscal year-ended December 31, 2020, which is available free of charge at the SEC’s web site at www.sec.gov. In addition, the documents filed by Juniper may be obtained from Juniper as described above under “Important Information and Where to Find It.”

NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

FORWARD LOOKING STATEMENTS

Certain statements in this communication may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements. When used in this communication, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of the respective management of Janus Parent and Juniper, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in Juniper’s filings with the SEC including, but not limited to, the risk factors and other uncertainties set forth under “Risk Factors” in Part I, Item 1A of Juniper’s Form 10-K for the year ended December 31, 2020 and in Juniper’s other filings. There can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and neither Janus Parent nor Juniper is under any obligation, and each of them expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written or oral forward-looking statements attributable to Janus Parent or Juniper or persons acting on its behalf are qualified in their entirety by this paragraph.

In addition to factors previously disclosed in Juniper’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) ability to meet the closing conditions to the merger, including approval by stockholders of Juniper on the expected terms and schedule and the risk that any regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; (ii) the occurrence of any event, change or other circumstance that could cause the termination of the merger agreement or a delay in the closing of the merger; (iii) the effect of the announcement or pendency of the proposed merger on Juniper’s business relationships, operating results, and business generally; (iv) failure to realize the benefits expected from the proposed transaction; (v) risks that the proposed merger disrupts Janus International’s current plans and operations and potential difficulties in Janus International’s employee retention as a result of the proposed merger; (vi) the effects of pending and future legislation; (vii) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (viii) the amount of the costs, fees, expenses and other charges related to the merger; (ix) risks of the self-storage industry; (x) the highly competitive nature of the self-storage industry and Janus International’s ability to compete therein; (xi) litigation, complaints, and/or adverse publicity; (xii) the ability to meet NYSE’s listing standards following the consummation of the proposed transaction and (xiii) cyber incidents or directed attacks that could result in information theft, data corruption, operational disruption and/or financial loss.

This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Juniper and is not intended to form the basis of an investment decision in Juniper. All subsequent written and oral forward-looking statements concerning Janus Parent and Juniper, the proposed transaction or other matters and attributable to Janus Parent and Juniper or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Juniper and Janus Parent undertake no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2021

Juniper Industrial Holdings, Inc.

By:	/s/ Brian Cook
Name:	Brian Cook
Title:	Chief Executive Officer and Chief Financial Officer